UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 13, 2026

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Blanchard Road, Burlington, MA, 01803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 687-0300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AWRE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 13, 2026, the Compensation Committee of our board of directors (the “Compensation Committee”) approved the Aware, Inc. Executive Bonus Plan for 2026 (the “Plan”) and established performance goals and target bonuses thereunder.

Pursuant to the Plan, each of Ajay Amlani, our Chief Executive Officer and President, Brian Krause, our Chief Revenue Officer, Lona Therrien, our Chief Marketing Officer, and David Traverse, our Chief Financial Officer, (the “Participants”), will be eligible to receive bonuses based upon the achievement of certain performance goals.

Under the Plan, Mr. Amlani will be eligible to receive a target bonus of $200,000; Mr. Krause will be eligible to receive a target bonus of $120,000; Ms. Therrien will be eligible to receive a target bonus of $120,000; and Mr. Traverse will be eligible to receive a target bonus of $100,000.

The amounts payable under the Plan to each of the Participants are based on our achievement of performance goals in 2026 (the “Performance Goals”) as follows:

Performance Goal	Performance Goal Weight
Revenue	50%
Adjusted EBITDA	50%

For purposes of the Plan, Adjusted EBITDA means the Corporation’s net income, calculated in accordance with GAAP, adjusted to exclude the impact, whether positive or negative, of interest, income taxes, depreciation and amortization, goodwill or other intangible non-cash impairment charges, stock-based compensation; and any bonuses that become payable under the Plan or any 2026 company-wide bonus plan.

Each Performance Goal is evaluated independently, and the target bonus potentially payable with respect to a Performance Goal (a “Performance Goal Target Bonus”) is equal to the Participant’s target bonus multiplied by the performance goal weight for that Performance Goal. For each Performance Goal, the Compensation Committee established a threshold (the “Performance Goal Threshold”) and a target (the “Performance Goal Target”). No bonuses will become payable under the Plan for any Performance Goal unless our Adjusted EBITDA in 2026 meets or exceeds a defined threshold.

If our Adjusted EBITDA for 2026 exceeds the defined threshold, then the bonus payable with respect to each Performance Goal shall be calculated as follows:

•
If our performance in 2026 with respect to the Performance Goal is less than the applicable Performance Goal Threshold, no bonus will be payable with respect to that Performance Goal;
•
If our performance in 2026 with respect to the Performance Goal meets the applicable Performance Goal Threshold, 25% of the Performance Goal Target Bonus will be payable with respect to that Performance Goal;
•
If our performance in 2026 with respect to the Performance Goal is equal to the Performance Goal Target, 100% of the Performance Goal Target Bonus will be payable with respect to that Performance Goal; and
•
If our performance in 2026 with respect to the performance goal is between the Performance Goal Threshold and the Performance Goal Target, the amount of the bonus payable with respect to that Performance Goal will be determined by linear interpretation.

In addition, the Compensation Committee established enhanced targets for each Performance Goal. An incremental bonus of up to 100% of the Performance Goal Target Bonus will be paid if our performance in 2026 with respect to that Performance Goal is equal to or exceeds the applicable enhanced target. If our performance in 2026 with respect to a Performance Goal falls between the applicable Performance Goal Target and the enhanced target, the bonus payable with respect to that Performance Goal will be determined through linear interpolation. No further bonus will be paid with respect to either Performance Goal for exceeding the enhanced target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: April 15, 2026	By:	/s/ David K. Traverse
David K. Traverse
Chief Financial Officer